Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-182350) of Applied DNA Sciences, Inc. of our report dated December 20, 2012, relating to the consolidated financial statements, which appears in this annual report on Form 10-K.

/s/ RBSM LLP

December 20, 2012

New York, New York